Exhibit 99.1

COSTCO WHOLESALE CORPORATION ANNOUNCES AN INCREASE IN

ITS QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., April 10, 2007,—Costco Wholesale Corporation (“Costco”) (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco Wholesale common stock and approved an increase from $.13 to $.145 per share each quarter, or $.58 per share on an annualized basis. The dividend of $.145 per share declared today is payable May 18, 2007, to shareholders of record at the close of business on April 27, 2007.

Costco currently operates 507 warehouses, including 373 in the United States and Puerto Rico, 71 in Canada, 19 in the United Kingdom, five in Korea, four in Taiwan, five in Japan and 30 in Mexico. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open an additional eleven to twelve new warehouses prior to the end of its 52-week 2007 fiscal year on September 2, 2007.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264

Issaquah Home Office • 999 Lake Drive • Issaquah, WA 98027-5367 • (425) 313-8100